Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
-or-
Amy McGahan
Director of Corporate & Strategic Communications
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000
CBIZ REPORTS FIRST-QUARTER 2024 RESULTS

FIRST-QUARTER HIGHLIGHTS:
•TOTAL REVENUE UP 8.7%; SAME-UNIT REVENUE UP 5.9%
•GAAP EPS UP 6.3%; ADJUSTED EPS UP 5.5%
•NET INCOME UP 5.1%; ADJUSTED EBITDA UP 4.8%

CLEVELAND (April 25, 2024) – CBIZ, Inc., (NYSE: CBZ) (“CBIZ” or the “Company”), a leading provider of financial, insurance and advisory services, today announced results for the first quarter ended March 31, 2024.
For the 2024 first quarter, CBIZ recorded revenue of $494.3 million, an increase of $39.7 million, or 8.7%, compared with $454.6 million reported for the same period in 2023. Acquired operations contributed $12.8 million, or 2.8%, to first-quarter 2024 revenue growth. Same-unit revenue increased by $26.9 million, or 5.9%, for the quarter, compared with the same period a year ago. Net income was $76.9 million, or $1.53 per diluted share, compared with $73.2 million, or $1.44 per diluted share, for the same period a year ago.
Excluding non-recurring first-year integration expenses related to the previously announced acquisitions of Erickson, Brown & Kloster, LLC (“EBK”) and CompuData, Inc. (“CompuData”) during the first quarter of 2024, and similar expenses related to the acquisition of Somerset CPAs and Advisors (“Somerset”) in February 2023, Adjusted net income was $77.5 million in the first quarter of 2024, compared with Adjusted net income of $74.3 million for the same period a year ago. Adjusted earnings per share was $1.54 in the first quarter of 2024, an increase of 5.5%, compared with Adjusted earnings per share of $1.46 for the same period a year ago. Adjusted EBITDA for the first quarter of 2024 was $118.8 million, up 4.8% compared with $113.3 million for the same period in 2023.

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Schedules reconciling Adjusted net income, Adjusted earnings per share and Adjusted EBITDA to the most directly comparable GAAP measures can be found in the tables included at the end of this release.
The balance outstanding on the Company’s unsecured credit facility on March 31, 2024, was $437.8 million, with $147.9 million of unused borrowing capacity.
Jerry Grisko, CBIZ President and Chief Executive Officer, said, “We are pleased to report a strong start to the year with growth coming from each of our major service lines across the business. Our results to date are in line with our expectations and position us well going into the second quarter and the rest of the year.”
“We completed two strategic acquisitions in the first quarter including our recently announced acquisition of CompuData, a premier provider of technology solutions that are increasingly in demand by our clients and complement our broader accounting, tax and advisory offerings,” he continued. “Based on what we are seeing in our own business and in the marketplace, we are confident in affirming our full-year guidance for revenue, GAAP EPS and Adjusted EPS,” concluded Grisko.
2024 Outlook
•The Company expects total revenue to grow within a range of 7% to 9% over the prior year.
•The Company expects an effective tax rate of approximately 28%.
•The Company expects a weighted average fully diluted share count of approximately 50.0 to 50.5 million shares.
•The Company expects GAAP fully diluted earnings per share to grow within a range of 13% to 15%, to $2.70 to $2.75 per share, compared with the $2.39 per share reported for 2023.
•The Company expects Adjusted fully diluted earnings per share to grow within a range of 12% to 14%, to $2.70 to $2.75 per share over the Adjusted fully diluted earnings per share, of $2.41 per share reported for 2023.
Conference Call
CBIZ will host a conference call at 11:00 a.m. (ET) today to discuss its results. The call will be webcast and an archived replay will be available at https://cbiz.gcs-web.com/investor-overview. Participants may register at https://dpregister.com/sreg/10188094/fc2e2d0632.
About CBIZ
CBIZ is a leading provider of financial, insurance and advisory services to businesses throughout the United States. Financial services include accounting, tax, government health care consulting, transaction advisory, risk advisory, and valuation services. Insurance services include employee benefits consulting, retirement plan consulting, property and casualty insurance, payroll, and human capital consulting. With more than 120 offices in 33 states, CBIZ is one of the largest accounting and insurance brokerage providers in the U.S. For more information, visit www.cbiz.com.
Forward-Looking Statements
Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to: we may be more sensitive to revenue fluctuations than other

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companies, which could result in fluctuations in the market price of our common stock; payments on accounts receivable may be slower than expected, or amounts due on receivables or notes may not be fully collectible; we are dependent on the services of our executive officers, other key employees, producers and service personnel, the loss of whom may have a material adverse effect on our business, financial condition and results of operations; restrictions imposed by independence requirements and conflict of interest rules may limit our ability to provide services to clients of the attest firms with which we have contractual relationships and the ability of such attest firms to provide attestation services to our clients; our goodwill and intangible assets could become impaired, which could lead to material non-cash charges against earnings; certain liabilities resulting from acquisitions are estimated and could lead to a material non-cash impact on earnings; governmental regulations and interpretations are subject to changes, which could have a material adverse effect on our clients, our business, our business services operations, our business models, or our revenue; changes in the United States healthcare or public health environment, including new healthcare legislation or regulations, may adversely affect the revenue and margins in our or our clients’ businesses; we are subject to risks relating to processing customer transactions for our payroll and other transaction processing businesses; cyber-attacks or other security breaches involving our computer systems or the systems of one or more of our vendors or clients could materially and adversely affect our business; we are subject to risk as it relates to software that we license from third parties; we could be held liable for errors and omissions, contract claims, or other litigation judgments or expenses; the future issuance of additional shares could adversely affect the price of our common stock; our principal stockholders may have substantial control over our operations; we require a significant amount of cash for interest payments on our debt and to expand our business as planned; terms of our credit facility may adversely affect our ability to run our business and/or reduce stockholder returns; our failure to satisfy covenants in our debt instruments could cause a default under those instruments; we are reliant on information processing systems and any failure of these systems could have a material adverse effect on our business, financial condition and results of operations; we may not be able to acquire and finance additional businesses which may limit our ability to pursue our business strategy; the business services industry is competitive and fragmented; if we are unable to compete effectively, our business, financial condition and results of operations may be negatively impacted; there is volatility in our stock price. Such forward-looking statements can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Should one or more of these risks materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Consequently, no forward-looking statements can be guaranteed.
A more detailed description of such risks and uncertainties may be found in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the Company’s other filings with the Securities and Exchange Commission at www.sec.gov.
All forward-looking statements made in this release are made only as of the date hereof. The Company does not undertake any obligation to publicly update or correct any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(In thousands, except percentages and per share data)

	Three Months Ended March 31,
	2024	%	2023	%
Revenue	$494,297	100.0%	$454,606	100.0%
Operating expenses (1)	376,485	76.2	341,011	75.0
Gross margin	117,812	23.8	113,595	25.0
Corporate general and administrative expenses (1)	18,711	3.8	15,598	3.4
Operating income	99,101	20.0	97,997	21.6
Other (expense) income:
Interest expense	(4,511)	(0.9)	(3,641)	(0.8)
Gain on sale of operations, net	—	—	99	—
Other income, net (1) (2)	9,424	1.9	5,112	1.1
Total other income, net	4,913	1.0	1,570	0.3
Income before income tax expense	104,014	21.0	99,567	21.9
Income tax expense	27,130		26,407
Net income	$76,884	15.6%	$73,160	16.1%

Diluted earnings per share	$1.53		$1.44

Diluted weighted average common shares outstanding	50,221		50,762
Other data:
Adjusted EBITDA (3)	$118,830		$113,348
Adjusted EPS (3)	$1.54		$1.46

(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains or losses in "Other income, net." The deferred compensation plan has no impact on "Income before income tax expense."
Income and expenses related to the deferred compensation plan for the three months ended March 31, 2024, and 2023, are as follows (in thousands):

	Three Months Ended March 31,
	2024	% of Revenue	2023	% of Revenue
Operating expense	$8,576	1.7%	$4,760	1.0%
Corporate general and administrative expense	1,057	0.2%	642	0.1%
Other income, net	9,633	1.9%	5,402	1.2%

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Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the three months ended March 31, 2024, and 2023, are as follows (in thousands):

	Three Months Ended March 31,
	2024				2023
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$117,812	$8,576	$126,388	25.6%	$113,595	$4,760	$118,355	26.0%
Operating income	99,101	9,633	108,734	22.0%	97,997	5,402	103,399	22.7%
Other income (expense), net	9,424	(9,633)	(209)	—%	5,112	(5,402)	(290)	(0.1)%
Income before income tax expense	104,014	—	104,014	21.0%	99,567	—	99,567	21.9%
(2)Included in "Other income, net" for the three months ended March 31, 2024, and 2023, is expense of $0.4 million and $0.6 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.
(3)Refer to the schedules reconciling Adjusted earnings per share and Adjusted EBITDA to the most directly comparable GAAP measures at the end of this release, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands)
SELECT SEGMENT DATA

	Three Months Ended March 31,
	2024	2023
Revenue
Financial Services	$372,630	$343,086
Benefits and Insurance Services	108,408	100,054
National Practices	13,259	11,466
Total	$494,297	$454,606

Gross Margin
Financial Services	$107,069	$98,643
Benefits and Insurance Services	24,771	23,131
National Practices	1,326	883
Operating expenses - unallocated (1):
Other expense	(6,778)	(4,302)
Deferred compensation	(8,576)	(4,760)
Total	$117,812	$113,595

(1)Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also includes gains or losses attributable to the assets held in a rabbi trust associated with the Company's deferred compensation plan. These gains or losses do not impact "Income before income tax expense" as they are directly offset by the same adjustment to "Other income (expense), net" in the Consolidated Statements of Comprehensive Income. Net gains or losses recognized from adjustments to the fair value of the assets held in the rabbi trust are recorded as compensation expense (income) in "Operating expenses" and “Corporate, general and administrative expenses,” and offset in "Other income (expense), net."

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CBIZ, INC.
SELECT CASH FLOW DATA (UNAUDITED)
(In thousands)

	Three Months Ended March 31,
	2024	2023
Net income	$76,884	$73,160
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization expense	9,468	8,625
Gain on sale of operations, net	—	(99)
Bad debt expense, net of recoveries	550	461
Adjustments to contingent earnout liability, net	434	630
Stock-based compensation expense	2,638	3,831
Other noncash adjustments	2,207	2,749
Net income, after adjustments to reconcile net income to net cash used in operating activities	92,181	89,357
Changes in assets and liabilities, net of acquisitions and divestitures	(155,901)	(133,868)
Net cash used in operating activities	(63,720)	(44,511)
Net cash used in investing activities	(28,702)	(45,896)
Net cash provided by financing activities	71,188	61,778
Net decrease in cash, cash equivalents and restricted cash	(21,234)	(28,629)
Cash, cash equivalents and restricted cash at beginning of year	$157,148	$160,145
Cash, cash equivalents and restricted cash at end of period	$135,914	$131,516

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	$1,402	$2,265
Restricted cash	27,740	25,109
Cash equivalents included in funds held for clients	106,772	104,142
Total cash, cash equivalents and restricted cash	$135,914	$131,516

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CBIZ, INC.
SELECT FINANCIAL DATA AND RATIOS (UNAUDITED)
(In thousands)

	March 31, 2024	December 31, 2023
Cash and cash equivalents	1,402	8,090
Restricted cash	27,740	30,362
Accounts receivable, net	504,107	380,152
Current assets before funds held for clients	574,819	453,499
Funds held for clients	147,345	159,186
Goodwill and other intangible assets, net	1,038,410	1,008,604

Total assets	2,196,998	2,043,592

Current liabilities before client fund obligations	322,021	352,028
Client fund obligations	148,034	159,893
Total long-term debt, net	436,344	310,826

Total liabilities	1,329,909	1,251,974

Treasury stock	(910,322)	(899,093)

Total stockholders' equity	867,089	791,618

Debt to equity	50.3%	39.3%
Days sales outstanding (DSO) (1)	101	78

Shares outstanding	50,112	49,814
Basic weighted average common shares outstanding	50,045	49,989
Diluted weighted average common shares outstanding	50,221	50,557

(1)DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve months daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP. DSO on March 31, 2023, was 94.

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CBIZ, INC.
GAAP RECONCILIATION
Net Income and Diluted Earnings Per Share (“EPS”) to Adjusted Net Income, EPS and EBITDA(1)
(In thousands, except per share data)

	Three Months Ended March 31,
	2024		2023
	Amounts	EPS	Amounts	EPS
Net income	$76,884	$1.53	$73,160	$1.44
Adjustments:
Transaction costs related to acquisitions (2)	—	—	611	0.01
Integration & retention costs related to acquisitions (2)	582	0.01	1,003	0.02
Facility optimization costs (3)	255	0.01	—	—
Income tax effect related to adjustments	(218)	(0.01)	(428)	(0.01)
Adjusted net income	$77,503	$1.54	$74,346	$1.46
Interest expense	$4,511		$3,641
Income tax expense	27,130		26,407
Gain on sale of operations, net	—		(99)
Tax effect related to the adjustments above	218		428
Depreciation	3,523		2,975
Amortization	5,945		5,650
Adjusted EBITDA	$118,830		$113,348

(1)CBIZ reports its financial results in accordance with GAAP. This table reconciles Adjusted net income, Adjusted EPS, and Adjusted EBITDA to the most directly comparable GAAP financial measures, “Net income” and "Diluted earnings per share." Adjusted net income, Adjusted EPS and Adjusted EBITDA are not defined by GAAP and should not be regarded as an alternative or replacement to any financial information determined under GAAP. Adjusted net (loss) income, Adjusted EPS and Adjusted EBITDA exclude significant non-operating related gains and losses that management does not consider on-going in nature. These Non-GAAP financial measures are used by the Company as a performance measure to evaluate, assess and benchmark the Company's operational results and to evaluate results relative to employee compensation targets. Accordingly, the Company believes the presentation of these Non-GAAP financial measures allows its stockholders, debt holders, and other interested parties to meaningfully compare the Company’s period-to-period operating results.
(2)These costs include, but are not limited to, certain consulting, technology, personnel, as well as other first year operating and general administrative costs that are non-recurring in nature. Amounts reported in 2024 related to the costs incurred related to the acquisitions of EBK and CompuData, and those reported in 2023 related to the Somerset acquisition.
(3) These costs related to incremental non-recurring lease expense incurred as a result of CBIZ's real estate optimization efforts.

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CBIZ, INC.
GAAP RECONCILIATION
Full Year 2024 Diluted Earnings Per Share (“EPS”) Guidance to Full Year 2024 Adjusted Diluted EPS

	Full Year 2024 Guidance
	Low	High
Diluted EPS - GAAP Guidance	$2.70	$2.75
Adjusted Diluted EPS Guidance	$2.70	$2.75

GAAP Diluted EPS for 2023	$2.39	$2.39
Adjusted Diluted EPS for 2023	$2.41	$2.41
GAAP Diluted EPS Range	13%	15%
Adjusted Diluted EPS Range	12%	14%

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